CUSIP No. 35954B206	Page 1 of 1 Page

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of March 31, 2021, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of Class B Subordinate Voting Shares of FSD Pharma Inc., an Ontario corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

FIRST REPUBLIC CAPITAL CORPORATION
/s/ Anthony Durkacz
By:	/s/ Anthony Durkacz	Anthony Durkacz
Name: Anthony Durkacz
Title: Authorized Signatory
/s/ Richard Goldstein
FORTIUS RESEARCH AND TRADING CORPORATION		Richard Goldstein

/s/ Andrew Durkacz
By:	/s/ Anthony Durkacz	Andrew Durkacz
Name: Anthony Durkacz
Title: Authorized Signatory		/s/ Gloria Durkacz
Gloria Durkacz
XORAX FAMILY TRUST
/s/ Zeeshan Saeed
By:	/s/ Rehan Saeed	Zeeshan Saeed
Name: Rehan Saeed
Title: Authorized Signatory
/s/ Rehan Saeed
LEGACY FAMILY TRUST		Rehan Saeed

By:	/s/ Zeeshan Saeed	/s/ Zachary Dutton
Name: Zeeshan Saeed		Zachary Dutton
Title: Authorized Signatory